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                                   EXHIBIT 1

THIS INSTRUMENT is dated

and made by

ANGOSTURA HOLDINGS LIMITED (registered in Trinidad and Tobago under number A-719(c)) whose registered office is at Corner Eastern Main Road and Trinity Avenue. Laventille and ANGOSTURA LIMITED (registered in Trinidad and Tobago under number A-40(c)) whose registered office is at Corner Eastern Main Road and Trinity Avenue. Laventille (the 'Issuers').

WHEREAS

the Issuers have pursuant to their respective Articles of Continuance and by resolutions of their respective Board of Directors passed on the 9th day of July, 1999 created US$7,000,000.00 Fixed Rate Unsecured Commercial Paper ('Notes') to be constituted by this Instrument.

NOW THIS DEED witnesses and it is hereby declared as follows:

1    DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

In this Instrument, unless the context otherwise requires:

     'Business Day' means a day (other than a Saturday or Sunday) on which banks are generally open for business in Trinidad and Tobago and New York.

     'Certificate' means a certificate for Notes issued in accordance with Clause 6 and in the form or substantially in the form set out in the Schedule.

     'Directors' means the Board of Directors of each of the Issuers for the time being.

     'Dollars' 'US$' and '$' mean the lawful currency of the United States of America for the time being.

     'Extraordinary Resolution' means a resolution passed by a majority consisting of not less than three-fourths of the Noteholders present and voting upon a show of hands at a meeting of the Noteholders or if a poll is demanded (by the Chairman of the meeting or by Noteholders holding not less than 10 per cent of the nominal amount of the Notes for the time being outstanding) by a majority consisting of not less than 75 per cent of the votes given on such poll.

     'Interest Payment Date' has the meaning set out in Clause 3.

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     'LIBOR' means the offered rate for US dollar deposits which appears on the
     Reuters Screen LIBO Page at 11:00 a.m., New York time on the applicable Interest Determination Date for six months. If more than one such rate appears, the offered rate shall be the arithmetic average (rounded upward, if necessary, to 1/16th of 1%) of such offered rates.

     'NET WORTH' means total assets less total liabilities.

     'NOTES' means the US$7,000,000.00 Fixed Rate Unsecured Commercial Paper of the Issuers constituted by this Instrument or as the case may be the amount thereof for the time being issued and outstanding

     'NOTEHOLDERS' means the several persons for the time being entered in the Register as holders of the Notes

     'REGISTER' means the register of the Noteholders kept by the issuers pursuant to Clause 9

     'REUTERS SCREEN LIBO PAGE' means the display of LIBOR of major banks for interbank US dollar deposits designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page for the purpose of displaying such LIBOR for interbank US dollar deposits).

1.2  INTERPRETATION

     (a) In this Instrument, unless otherwise expressly provided, any reference to:

     any statutory provision shall include a reference to such provision as from time to time re-enacted amended extended or replaced;

     a Clause or a Schedule is a reference to a clause of or a schedule to this Instrument; and

     'redemption' includes purchase and repayment and the words 'redeem' or 'redeemed' shall be construed accordingly.

     (b) Save where the context otherwise requires, in this Instrument words importing the singular number shall include the plural and vice versa and words importing one gender shall include the other gender.

     (c) Heading in this Instrument are for ease of reference only and shall not affect its interpretation.

     (d) Save as expressly provided in this Instrument, words and expressions defined in the Companies Act 1985 shall bear the same respective meanings in this Instrument.

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MHS & CO - COMMERCIAL INSTRUMENT                                       JULY 1999
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2.    AMOUNT AND STATUS OF NOTES

2.1 The principal amount of the Notes is limited to US$7,000,000.00. The Notes shall be issued in denominations and integral multiples of $100,000.00 in nominal amount, subject to and with the benefit of the provisions of this Instrument. All the obligations and covenants contained in this Instrument shall be binding on the Issuers and the Noteholders and all persons claiming through them.

2.2   The Notes shall rank pari passu as unsecured obligations of the Issuers.

3     INTEREST

The Notes will carry interest at the rate of LIBOR plus three per cent per annum. Such interest will accrue from day to day. Interest will be payable by monthly instalments in arrear on the 19th day in each month except that the first payment of interest will be made on the 19th day of August in respect of the period from the date of the first issue of the Notes.

4     REDEMPTION OF NOTES

4.1 All Notes not previously redeemed or purchased by either of the Issuers under any of the provisions of this Instrument will be repaid at par together with accrued interest on 19th August, 1999 plus 180 days.

4.2 The Issuers shall be entitled, upon giving not less than 14 days' prior notice in writing to the Noteholders, to redeem at any time at par the whole or any part of the Notes for the time being outstanding and on the expiry of the notice the Notes in respect of which it has been given shall be so redeemed. If the Issuers shall redeem part only of the Notes, there shall be redeemed out of the holding of each Noteholder that proportion (as near as may be without involving any fraction of $1) of his holding of Notes which the total amount of the Notes then being redeemed bears to the total amount of Notes then in issue.

4.3 Either of the Issuers may at any time purchase any Notes by tender (available to all Noteholders alike) or by private treaty or otherwise at any price agreed between the Noteholder and the Issuers.

4.4 As and when the Notes or any part of the Notes are redeemed under the provisions of this Instrument, the Issuers shall pay to the Noteholders the full principal amount of the Notes to be repaid together with any accrued interest on such Notes.

5     ACCELERATED REPAYMENT

5.1 The Notes shall become immediately repayable at par together with any accrued interest (after deduction of tax).

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MHS & CO -- COMMERCIAL INSTRUMENT                                      JULY 1999
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(a) if either of the Issuers fails to repay the principal amount of the Notes or any part of it or to pay any interest thereon within 14 days after the due date for such repayment or payment; or

(b) if either of the Issuers ceases or threatens to cease to carry on its business or a substantial part of its business; or

(c) if either of the Issuers is, or is adjudicated or found to be, insolvent or stops or suspends payment of its debts or is (or is deemed to be) unable to or admits inability to pay its debts as they fall due or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to the Issuers under any law regulation or procedure relating to reconstruction or adjustment of debts; or

(d) if any order is made by any competent court or any resolution is passed by the either of the Issuers for the winding up or dissolution or for the appointment of a liquidator of either of the Issuers (except for the purpose of a solvent amalgamation or reconstruction previously approved by Extraordinary Resolution of the Noteholders); or

(e) if an encumbrancer takes possession or a receiver or administrative receiver or manager or sequestrator is appointed of the whole or any part of the undertaking or assets of either of the Issuers or distress or other process is levied or enforced upon any of the assets rights or revenues of either of the Issuers and any such action is not lifted or discharged within 14 days; or

(f) if any order is made by any competent court for the appointment of an administrator in relation to either of the Issuers; or

(g) if either of the Issuers makes default on any guarantee or indemnity in respect of which it is liable and any steps are taken to enforce the same; or

(h) if any other loan notes or any loan stock or other indebtedness other than trade debts arising in the ordinary course of business issued or owing by either of the Issuers become repayable before its due date by reason of either of the Issuers's default or is not paid when due; or

(i) if either of the Issuers advances loans to any subsidiary, associate or affiliate; or

(j) if either of the Issuers purchases any assets from any subsidiary or affiliate other than assets which are used by either of the Issuers in the ordinary course of its business;

(k) if either of the Issuers allows the ratio of its total liabilities divided by its Net Worth plus minority interests to exceed 0.62:1;


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     (l)  if either of the Issuers allows its debt service ratio to fall below
          1:1.8;

     (m) if either of the Issuers permits to subsist any encumbrance over all or any part of its respective present or future undertaking assets rights or revenues;

     (n) if either of the Issuers incurs any indebtedness without consent of the Noteholders such consent not to be unreasonably withheld; and

     (o) if either of the Issuers acquires any business or shares of any company other than businesses or companies involved in businesses substantially similar to that of the respective Issuer.

5.2 The Issuers shall forthwith give notice to each Noteholder of the happening of any event mentioned in clause 5.1 upon becoming aware of the same.

6    CERTIFICATES

6.1 The Issuers shall issue duly executed Certificates for each of the Notes. The Certificates shall be in the form or substantially in the form set out in the Schedule and the provisions of this Instrument shall be attached to each of the Certificates.

6.2 Each Noteholder or the joint holders of any of the Notes shall be entitled without charge to one Certificate for the total amount of Notes registered in his name or their names or, if he or they desire, to several such Certificates each for a part (being US$100,000.00 in nominal value of the Notes or an integral multiple thereof) of the Notes so registered for every Certificate beyond the first. Any Certificate in the names of joint holders of any of the Notes shall be delivered to the first named of such joint holders in the Register unless all such joint holders otherwise specify in writing.

6.3 If any Certificate is defaced worn out lost or destroyed the Issuers shall issue a new Certificate on such terms (if any) as the Directors may require as to indemnity and evidence of defacement wearing out loss or destruction. In the case of defacement or wearing out, the defaced or worn out Certificate shall be surrendered and cancelled before the new Certificate is issued. In the case of loss or destruction, the person availing himself of the provisions of this Clause shall also pay to the Company (if demanded) all expenses incidental to the investigation of evidence of loss or destruction and the preparation of any form of indemnity. There shall be entered in the Register particulars of the issue of any new Certificate and any indemnity.

7    SURRENDER AND CANCELLATION

7.1 Notes shall only be redeemed against surrender of the relevant Certificate(s) for cancellation in the case of full redemption and for the enfacement of a memorandum of the amount and date of redemption in the case of partial redemption.

7.2 All Notes redeemed by the Issuers under the provisions of this Instrument shall be cancelled and shall not be re-issued.


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MHS & CO - COMMERCIAL INSTRUMENT                                       JULY 1999
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8     PLACE OF PAYMENT

The principal amount of the Notes or any part of the Notes and any accrued interest will be payable at the registered office of the Issuers or at such other place as the Issuers may from time to time appoint.

9     REGISTER OF NOTEHOLDERS

9.1 The Issuers shall at all times maintain a register at its registered office or at such other place in Trinidad as it may from time to time decide in which shall be entered the names and addresses of the holders for the time being of the Notes together with the amounts of their respective holdings of Notes, the dates upon which they were respectively registered as holders thereof, the serial number of each Certificate issued and its date of issue.

9.2 Each Noteholder shall notify the Issuers of any change of his name or address and the Company upon receiving such notification shall alter the Register accordingly.

9.3 The Register shall at all times prescribed by law be open for inspection by the Noteholders or any of them or in the case of a corporation by any person authorised in writing by the Stockholder.

10    TITLE OF NOTEHOLDERS

10.1 The Issuers shall recognise the registered holder of any Notes as the sole absolute owner thereof and as alone entitled to receive and give effectual discharge for the monies comprised therein. The Issuers shall not be bound to take notice or see to the of any trust whether express or implied or constructive to which any Notes may be subject and shall not be affected by any notice it may have whether express or constructive of the right title interest or claim of any other persons to or in such Notes or monies.

10.2 If several persons are entered in the register as joint holders of any Notes, the receipt of any one of such persons for any monies from time to time payable in respect of such Notes shall be as effective a discharge to the Issuers as if the person signing such receipt were the sole registered holder of such Notes.

10.3 Every Noteholder shall be entitled to the principal amount of his Notes and accrued interest (after deduction of tax) free from any equity set-off or cross-claim on the part of the issuers against the original or any intermediate holder of the Notes.

10.4 The Issuers shall recognise the executors and administrators of a sole registered holder of a Note as the only person having any title or interest in such Note on the death of such Noteholder. The Issuers shall recognise the survivor or survivors of joint registered holders of a Note as the only person or persons as having any title or interest in such Note on the death of one or more of such joint registered holders.

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11 TRANSFER OF NOTES

11.1 The Notes are transferable in nominal amounts and integral multiples of US$100,000.00.

11.2 A transfer of a Note must be by an instrument in writing which is signed by or on behalf of the transferor. The transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the Register in respect thereof.

11.3 Every instrument of transfer must be delivered to the registered office of the Issuers or to such other place as the Issuers may appoint for registration accompanied by the Certificate of the Notes to be transferred together with such other evidence as the Directors or other officers of the Issuers authorized to deal with the transfer may reasonably require to prove the title of the transferor or his right to transfer the Notes.

11.4 The Issuers shall retain all instruments of transfer which are registered.

11.5 The Issuers shall not register the transfer of Notes in respect of which a notice of redemption or repayment has been given.

12 TRANSMISSION OF NOTES

Any person entitled to a Note by reason of the death or bankruptcy of any Noteholder or otherwise by operation of law may be registered as the holder thereof upon such evidence of his title being produced as the Directors may reasonably require. The Issuers may in their sole discretion retain any payments on such a Note until the person entitled to be registered under this Clause has been duly registered under the provisions of this Instrument.

13 ALTERATION OF THIS INSTRUMENT

The provisions of this Instrument and the conditions on which the Notes are held may be altered abrogated or added to with the consent in writing of the Issuers and an Extraordinary Resolution of Noteholders.

14 NOTICES

14.1 Any notice under or in respect of this Instrument shall be in writing but, unless otherwise stated, may be made by telex, telecopier or letter providing that a communication by telecopier is confirmed by letter posted on the same day.

14.2 Any notice or demand for payment issued by any Noteholder hereunder shall without prejudice to any other effective mode of making the same be deemed to have been properly served on the Issuers if served on any one of the Directors or on the Secretary of either of the Issuers or delivered or sent by letter post telex or telecopier to the Issuers at its principal places of business. Any such notice or demand sent by letter post shall be deemed to be served on the addresses 96 hours after the time of posting

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notwithstanding that it be undelivered or returned undelivered and in proving such service it shall be sufficient to prove that the notice or demand was properly addressed and posted. Any notice of demand sent by telex or telecopier on a business day shall be deemed to have been served at the time of dispatch.

14.3 Each such communication, if made to the Noteholder by the Issuers, shall be signed and dispatched by an authorised officer of either of the Issuers.

15.   LAW

This Instrument shall be governed by and construed in accordance with the laws of Trinidad and Tobago.

IN WITNESS whereof this Instrument has been executed and delivered as a deed on the date first above written.


THE COMMON SEAL OF ANGOSTURA
HOLDINGS LIMITED was hereto
affixed by order and authority
of the Board of Directors
and in conformity with the
Bye-Laws of the Company in the
presence of the undermentioned
witness:

Signature       /s/ Ryan Proudfoot
               --------------------
Name           Ryan Proudfoot
               --------------------
Occupation     Bank Officer
               --------------------
Address        27 Regents Dr. West
               --------------------
               Regents Park
               --------------------



THE COMMON SEAL OF ANGOSTURA
LIMITED was hereto affixed by order
and authority of the Board of
Directors and in conformity with
the Bye-Laws of the Company in the
presence of the undermentioned
witness:

Signature       /s/ Ryan Proudfoot
               --------------------
Name           Ryan Proudfoot
               --------------------
Occupation     Bank Officer
               --------------------
Address        27 Regents Dr. West
               --------------------
               Regents Park
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                                    SCHEDULE

                      FORM OF COMMERCIAL PAPER CERTIFICATE

                           Angostura Holdings Limited

                                Angostura Limited

                                  Certificate Nominal Amount of Commercial Paper

                                                     No [________] US$[________]

ISSUE of 8.6 per cent Unsecured Commercial Paper

         Created and issued pursuant to each of the Issuers' Articles of Continuance and Bye-Laws and a Resolution of its respective Board of Directors passed on 9th day of July, 1999

THIS IS TO CERTIFY that [name of Noteholder] of [address] is/are the registered holder(s) of [________] dollars of the Fixed Rate Unsecured Commercial Paper ('Notes') which Notes are constituted by an Instrument entered into by the Issuers on and dated [________] and are issued subject to the provisions contained in that Instrument.

Interest is payable at the rate of Libor Per 6 month period plus 3% by monthly instalments in arrear on the 19th day of each month, commencing on the 19th day of August, 1999.

The Notes are transferable only in nominal amounts and integral multiples of US$100,000.00. No transfer of any part of the Notes represented by this Certificate will be registered unless accompanied by this Certificate. The Notes are redeemable in accordance with the terms and conditions contained in the Instrument a copy of which is attached to this Certificate.

Given under the Common Seal of each of the Issuers.

this                     day of

____________________

Director

____________________

Secretary

____________________

Director

____________________

Secretary